As filed with the Securities and Exchange Commission on July 28, 2000

                                                      Registration No. 333-XXXXX
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                                 PETS.COM, INC.
             (Exact name of Registrant as specified in its charter)

                                ----------------

                                    000-29387
                            (Commission File Number)

        DELAWARE                                         94-4730753
(State of incorporation)                    (I.R.S. Employer Identification No.)

                                945 BRYANT STREET
                             SAN FRANCISCO, CA 94103
                    (Address of principal executive offices)

                             -----------------------

                                 1999 STOCK PLAN
                      2000 NON-STATUTORY STOCK OPTION PLAN
                        2000 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plans)

                             -----------------------

                               JULIA L. WAINWRIGHT
                             Chief Executive Officer
                                 PETS.COM, INC.
                                945 Bryant Street
                             San Francisco, CA 94103
                                 (415) 222-9999
 (Name, address and telephone number, including area code, of agent for service)

                             -----------------------

                                    Copy to:

                                John V. Bautista
                                  John P. Dugan
                                Venture Law Group
                           A Professional Corporation
                               2800 Sand Hill Road
                          Menlo Park, California 94025
                                 (650) 854-4488

               (Calculation of Registration Fee on following page)

--------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                                                   Proposed            Proposed
                                                                  Maximum           Maximum             Maximum        Amount of
                                                                Amount to be     Offering Price        Aggregate      Registration
         Title of Securities to be Registered                   Registered(1)       Per Share        Offering Price        Fee
------------------------------------------------------------------------------------------------------------------------------------
1999 STOCK PLAN
   Common Stock Issuable upon Exercise of Outstanding
   Options, $0.00125 par value ..........................      4,367,660 Shares        $3.34 (2)      $14,587,984      $  3,851.23

   Common Stock Reserved for Grant of Additional
   Options, $0.00125 par value ..........................      1,447,667 Shares        $1.75 (3)      $ 1,447,669      $    382.18

2000 EMPLOYEE STOCK PURCHASE PLAN
   Common Stock Reserved for Grant of Options
   $0.00125 par value ...................................        400,000 Shares        $1.49 (4)      $   596,000      $    157.34

2000 NON-STATUTORY STOCK OPTION PLAN
   Common Stock Issuable upon Exercise of Outstanding
   Options, $0.00125 par value ..........................        735,100 Shares        $3.43 (2)      $ 2,521,393      $    665.65
   Common Stock Reserved for Grant of Additional
   Options, $0.00125 par value ..........................        764,900 Shares        $1.75 (3)      $ 1,447,669      $    382.18

                     TOTAL ..............................      7,715,327 Shares                       $20,600,715      $  5,438.58
                     -----

---------------
(1) This Registration Statement on Form S-8 (the "Registration Statement") shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of calculating the registration fee. Computation based on the weighted average per share exercise price (rounded to nearest cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

(3) Estimated in accordance with Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average of the high and low sale prices of the Common Stock as reported on the Nasdaq National Market on July 25, 2000.

(4) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low sale prices of the Common Stock as reported on The Nasdaq National Market on July 25, 2000, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced Plan.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

           The following documents filed with the Securities and Exchange Commission (the "Commission")are incorporated by reference in this prospectus:

           (a) Our Registration Statement on Form S-1 filed with the Commission on December 9, 1999 (as amended on January 21, 2000 and February 9, 2000) (File No. 333-92433), which contains audited financial statements for the year ended December 31, 1999, our latest fiscal year for which such statements have been filed.

           (b) Our Quarterly Report on Form 10-Q (File No. 000-29387), filed on May 15, 2000 pursuant to Rule 13a-13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").


           (c) The description of our Common Stock contained in the Registration Statement on Form 8-A we filed with the Commission under Section 12 of the Exchange Act on February 8, 2000 (File No. 000-29387).

Item 4. DESCRIPTION OF SECURITIES.

           Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

           The validity of the common stock offered hereby will be passed upon for the Registrant for Venture Law Group, A Professional Corporation, Menlo Park, California. John V. Bautista, a director of Venture Law Group, is the secretary of the Registrant. As of the date of this Registration Statement, certain directors and attorneys of Venture Law Group and an investment partnership affiliated with Venture Law Group own approximately 92,472 shares of the Registrant's common stock.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           The Registrant's Certificate of Incorporation reduces the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law. The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

           Not applicable.

Item 8. EXHIBITS.


    Exhibit
    Number
    ------
    5.2             Opinion of Venture Law Group, a Professional Corporation.
    10.2.1*         1999 Stock Plan, as amended.
    10.2.2*         2000 Employee Stock Purchase Plan
    10.2.3          2000 Non-Statutory Stock Option Plan
    23.1            Consent of Ernst & Young LLP, Independent Auditors.


           23.2       Consent of Venture Law Group, a Professional Corporation
                      (included in Exhibit 5.1).

           24.1       Powers of Attorney (see p. 6).

* Incorporated by reference from Registrant's Registration Statement on Form S-1 filed with the Commission on December 9, 1999 (as amended on January 21, 2000 and February 9, 2000) (File No. 333-92433).

Item 9. UNDERTAKINGS.

           The undersigned Registrant hereby undertakes:

                      (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                      (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            [Signature Pages Follow]

                                   SIGNATURES


           Pursuant to the requirements of the Securities Act of 1933, the Registrant, Pets.com, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 28th day of July, 2000.

                                    PETS.COM, INC.


                                    By:  /s/ Julia L. Wainwright
                                         --------------------------------------
                                         Julia L. Wainwright
                                         Chief Executive Officer

                                POWER OF ATTORNEY

           KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Julia L. Wainwright and Paul G. Manca, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-facts and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                   Signature                                            Title                                      Date
                   ---------                                            -----                                      ----

/s/ Julia L. Wainwright                          Chief Executive Officer and Director (Principal              July 28, 2000
------------------------------------------       Executive Officer)
Julia L. Wainwright

/s/ Paul G. Manca                                Chief Financial Officer (Principal Financial and             July 28, 2000
------------------------------------------       Accounting Officer)
Paul G. Manca

/s /John B. Balousek                             Director                                                     July 26, 2000
------------------------------------------
John B. Balousek

/s/ Mark J. Britto                               Director                                                     July 26, 2000
------------------------------------------
Mark J. Britto

/s/ John R. Hummer                               Director                                                     July 28, 2000
------------------------------------------
John R. Hummer

/s/ David N. Chichester                          Director                                                     July 28, 2000
------------------------------------------
David N. Chichester

/s/ Michela English                              Director                                                     July 28, 2000
------------------------------------------
Michela English

                                INDEX TO EXHIBITS


  Exhibit
  Number
  ------
  5.2             Opinion of Venture Law Group, a Professional Corporation.

  10.2.1*         1999 Stock Plan, as amended.

  10.2.2*         2000 Employee Stock Purchase Plan

  10.2.3          2000 Non-Statutory Stock Option Plan

  23.1            Consent of Ernst & Young LLP, Independent Auditors.

  23.2 Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).

  24.1            Powers of Attorney (see p. 6).

* Incorporated by reference from Registrant's Registration Statement on Form S-1 filed with the Commission on December 9, 1999 (as amended on January 21, 2000 and February 9, 2000) (File No. 333-92433)